UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 11, 2015

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Throughout this document, AT&T Inc. is referred to as "we" or "AT&T." AT&T announces a change in accounting for customer set-up and installation costs. Historically we have followed an accounting policy of deferring customer set-up and installation costs only to the extent of deferred revenues recorded for upfront fees (e.g., activation charges), and to expense any costs that exceed deferred revenues. With our acquisition of DIRECTV, we have changed our accounting to a more preferable method of deferring these costs and amortizing them over the expected customer life of approximately four years, subject to an assessment of the recoverability of such costs. AT&T will apply this change retrospectively, adjusting all prior periods. The cumulative effect of the change on "Retained earnings" as of January 1, 2015, was an increase of approximately $3.3 billion, with an increase of approximately $4.4 billion in "Total Assets" and $1.1 billion in deferred taxes liabilities on our consolidated balance sheets.

This change in accounting principle will be applicable to video, broadband Internet, DSL and wireline voice services and is considered preferable in that it provides a more accurate reflection of assets (i.e., the contractual customer relationship obtained through the set-up and installation) generated by those specific business activities. Our new accounting method is more comparable with the accounting method used in the cable entertainment industry. With our acquisition of DIRECTV, changing to this accounting method will enhance comparability to other companies in the industry. This change in accounting will not have an impact on our domestic or international wireless results.

This change will be effective with the reporting of our operating results for the quarter ended September 30, 2015. As a convenience to investors who may want to consider the effects of this change on our historical results, we are providing adjusted quarterly and annual consolidated and segment results for 2013, 2014 and the first two quarters of 2015 in Exhibit 99.1 and 99.2 hereto. Additionally, we are providing the adjusted quarterly results for our Wireline segment in Exhibit 99.3 hereto.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d)          Exhibits

99.1	AT&T Inc. Consolidated Statements of Income - As Adjusted
99.2	AT&T Inc. Annual Segment Results - As Adjusted
99.3	AT&T Inc. Quarterly Wireline Segment Results - As Adjusted

.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: August 11, 2015	By: /s/ Paul W. Stephens Paul W. Stephens Senior Vice President and Controller